REPORT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING
FIRM
To the Shareholders and Board of
Trustees of Blackstone Alternative Alpha
Master Fund and Subsidiary:

In planning and performing our audit of the
consolidated financial statements of
Blackstone Alternative Alpha Master Fund
and Subsidiary (the "Master Fund"), as of
and for the year ended March 31, 2017, in
accordance with the standards of the Public
Company Accounting Oversight Board
(United States), we considered the Master
Fund's internal control over financial
reporting, including controls over
safeguarding securities, as a basis for
designing our auditing procedures for the
purpose of expressing our opinion on the
consolidated financial statements and to
comply with the requirements of Form N-
SAR, but not for the purpose of expressing
an opinion on the effectiveness of the
Master Fund's internal control over financial
reporting. Accordingly, we express no such
opinion.
The management of the Master Fund is
responsible for establishing and maintaining
effective internal control over financial
reporting. In fulfilling this responsibility,
estimates and judgments by management are
required to assess the expected benefits and
related costs of controls. A fund's internal
control over financial reporting is a process
designed to provide reasonable assurance
regarding the reliability of financial
reporting and the preparation of financial
statements for external purposes in
accordance with generally accepted
accounting principles. A fund's internal
control over financial reporting includes
those policies and procedures that (1) pertain
to the maintenance of records that, in
reasonable detail, accurately and fairly
reflect the transactions and dispositions of
the assets of the fund (2) provide reasonable
assurance that transactions are recorded as
necessary to permit preparation of financial
statements in accordance with generally
accepted accounting principles, and that
receipts and expenditures of the fund are
being made only in accordance with
authorizations of management and trustees
of the fund; and (3) provide reasonable
assurance regarding prevention or timely
detection of unauthorized acquisition, use,
or disposition of a fund's assets that could
have a material effect on the financial
statements.
Because of its inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements. Also,
projections of any evaluation of
effectiveness to future periods are subject to
the risk that controls may become
inadequate because of changes in conditions,
or that the degree of compliance with the
policies or procedures may deteriorate.
A deficiency in internal control over
financial reporting exists when the design or
operation of a control does not allow
management or employees, in the normal
course of performing their assigned
functions, to prevent or detect misstatements
on a timely basis. A material weakness is a
deficiency, or a combination of deficiencies,
in internal control over financial reporting,
such that there is a reasonable possibility
that a material misstatement of the fund's
annual or interim financial statements will
not be prevented or detected on a timely
basis.
Our consideration of the Master Fund's
internal control over financial reporting was
for the limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States). However, we noted no
deficiencies in the Master Fund's internal
control over financial reporting and its
operation, including controls for
safeguarding securities, that we consider to
be a material weakness, as defined above, as
of March 31, 2017.
This report is intended solely for the
information and use of management and the
Board of Trustees of Blackstone Alternative
Alpha Master Fund and Subsidiary and the
Securities and Exchange Commission and is
not intended to be and should not be used by
anyone other than these specified parties.
/s/ Deloitte & Touche LLP
New York, New York
May 25, 2017